MAA Appoints Thomas L. Grimes, Jr. Chief Operating Officer

MEMPHIS, Tenn., Dec. 7, 2011 /PRNewswire/ -- MAA (NYSE: MAA) announced today that Thomas L. Grimes, Jr. has been appointed Executive Vice-President and Chief Operating Officer. Mr. Grimes joined the company in 1994 shortly after MAA's initial public offering and has served as Executive Vice-President and Director of Property Management Operations since 2008. In his expanded role as Chief Operating Officer, Mr. Grimes will also oversee the company's Asset Management and Human Resources functions. Mr. Grimes holds a Bachelor of Arts degree from Emory University and a Master of Business Administration degree from the University of Memphis.

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Commenting on Mr. Grimes' appointment, Eric Bolton, Chairman and CEO, said, "We are excited to have Tom take on this new role. He has been with our company for over 17 years and has a strong grasp of our business and our approach to building value for MAA shareholders. Importantly, Tom has a deep understanding of our company culture and the importance we attach to it. We have a deep bench of talented professionals across all key functional areas of MAA. Under Tom's very able leadership, our property operations are well positioned to continue delivering strong performance in the future."

Mr. Grimes noted, "Our focus in capturing superior performance from each of our properties is supported by one of the more sophisticated operating platforms in the industry and a group of experienced and very capable apartment real estate professionals. Our senior management team has an average tenure with our company of 11 years and represents a key component in driving superior long-term results. The apartment leasing fundamentals across our markets are very positive and our team is excited about the opportunities in front of us."

Mr. Grimes is an active leader in the apartment industry and the Memphis community. He is a member of the Urban Land Institute (MultiFamily Gold Council) and a board member of the Leadership Academy of Memphis. Mr. Grimes serves on the board of INNOVA, an early-stage venture capital firm focused on starting and funding high-growth companies in the Biosciences, Technology and AgBio fields across the state of Tennessee. He also serves as vice-chairman of the Board of the Shelby Farms Park Conservancy which is responsible for the design, development and management of one of the largest urban parks in the U.S.

About MAA

MAA is a self-administered, self-managed apartment-only real estate investment trust, which currently owns or has ownership interest in 49,175 apartment units throughout the Sunbelt region of the U.S. For further details, please refer to the MAA website at www.maac.com or contact Investor Relations at investor.relations@maac.com. 6584 Poplar Ave., Memphis, TN 38138.

Certain matters in this press release may constitute forward-looking statements within the meaning of Section 27-A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Such statements include, but are not limited to, statements made about anticipated performance results. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including changes in general economic conditions or the capital markets, competitive factors including overbuilding or other supply/demand imbalances in some or all of our markets, changes in interest rates and other items that are difficult to control, as well as the other general risks inherent in the apartment and real estate businesses. Reference is hereby made to the filings of Mid-America Apartment Communities, Inc., with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, reports on Form 8-K, and its annual report on Form 10-K, particularly including the risk factors contained in the latter filing.

CONTACT: Investor Relations of MAA, +1-901-682-6600, investor.relations@maac.com